Exhibit 99.1

OncoCyte Initiates Search for New Independent Director

ALAMEDA, Calif., November 29, 2017 — OncoCyte Corporation (NYSE AMERICAN: OCX), a developer of novel, non-invasive tests for the early detection of cancer, today announced that it has initiated a search for a new independent member of its Board of Directors (the “Board”) to fill the vacancy resulting from Don M. Bailey’s departure. As reported on November 22, Mr. Bailey resigned from the Board for personal reasons.

Subsequent to Mr. Bailey’s resignation, on November 27, 2017, the Company, as expected, received an official notice of noncompliance from the NYSE American notifying the Company that as a result of the departure of Don Bailey from its Board of Directors, the Board no longer has a majority of independent directors as required by Section 802(a) of the Exchange Company Guide and as a result the Company is not in compliance with the Exchange’s continued listing standards. The OncoCyte Board intends to regain compliance with Section 802(a) of the Exchange Company Guide within the time frame required by the Exchange for continued listing of OncoCyte common stock.

In accordance with Section 802(b) of the Exchange Company Guide the Company has until the earlier of its next annual meeting of shareholders or one year from the date of Mr. Bailey’s departure from the Board to comply with the Exchange’s board composition requirements, provided that if the next annual meeting of shareholders occurs no later than 180 days after the date of Mr. Bailey’s departure from the Board, the Company will have 180 days from the date of his departure to regain compliance.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer to improve health outcomes through earlier diagnoses, to reduce the cost of care through the avoidance of more costly diagnostic procedures, including invasive biopsy and cystoscopic procedures, and to improve the quality of life for cancer patients. While current biopsy tests use invasive surgical procedures to provide tissue samples in order to determine if a tumor is benign or malignant, OncoCyte is developing a next generation of diagnostic tests that will be based on liquid biopsies using blood or urine samples. OncoCyte’s pipeline products are intended to be confirmatory diagnostics for detecting lung, breast and bladder cancer. OncoCyte’s diagnostic tests are being developed using proprietary sets of genetic and protein markers that differentially express in specific types of cancer.

DetermaVu™ is a trademark of OncoCyte Corporation

Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts

EVC Group, Inc.

Matt Haines / Michael Polyviou

917-733-9297 / 212-850-5600

mhaines@evcgroup.com  /mpolyviou@evcgroup.com

Financial Media Contact

GIBSON Communications, LLC

Tom Gibson

201-476-0322

tom@tomgibsoncommunications.com